EXHIBIT 15

August 7, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated August 7, 2008 on our review of interim financial information of FirstEnergy Corp. (the "Company") for the three and six month periods ended June 30, 2008 and 2007 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2008, is incorporated by reference in their Registration Statements on Form S-3 (Nos. 333-48587, 333-102074 and 333-103865) and S-8 (Nos. 333-56094, 333-58279, 333-67798, 333-72766, 333-72768, 333-81183, 333-89356, 333-101472, 333-110662, and 333-146170).

Very truly yours,

PricewaterhouseCoopers LLP

EXHIBIT 15

August 7, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated August 7, 2008 on our review of interim financial information of Ohio Edison Company (the "Company") for the three and six month periods ended June 30, 2008 and 2007 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2008, is incorporated by reference in its Registration Statement on Form S-3 (No. 333-133117).

Very truly yours,

PricewaterhouseCoopers LLP

EXHIBIT 15

August 7, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated August 7, 2008 on our review of interim financial information of Pennsylvania Electric Company (the "Company") for the three and six month periods ended June 30, 2008 and 2007 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2008, is incorporated by reference in their Registration Statements on Form S-3 (Nos. 333-62295, 333-62295-01, and 333-62295-02).

Very truly yours,

PricewaterhouseCoopers LLP